                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  BUCA, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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

                            [LOGO OF BUCA DI BEPPO]

                                   BUCA, INC.

                         1300 Nicollet Mall, Suite 5003
                          Minneapolis, Minnesota 55403
                                 (612) 288-2382

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 2000

                                 VOTING METHOD

   The accompanying Proxy Statement describes important issues affecting BUCA, Inc. If you are a shareholder of record, you have the right to vote your shares by doing the following: (a) mark your selections on the proxy card; (b) date and sign your name exactly as it appears on your proxy card; and (c) mail the proxy card in the enclosed postage-paid envelope. You may also revoke your proxy any time before the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

                 Your vote is important. Thank you for voting.

[LOGO OF BUCA DI BEPPO]

                                   BUCA, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME.....................    10:00 a.m., Central Daylight Time, on Friday,
                             April 28, 2000

PLACE....................    Hyatt Hotel
                             1300 Nicollet Mall
                             Minneapolis, Minnesota 55403

ITEMS OF BUSINESS........    (1)  To elect two directors for three-year terms.

                             (2)  To amend our 1996 Stock Incentive Plan.

                             (3) To approve the appointment of Deloitte & Touche LLP auditors.

                             (4)  To act upon any other business that may
                                  properly come before the meeting.

RECORD DATE..............    You may vote if you are a shareholder of record
                             at the close of business on March 15, 2000.

ANNUAL REPORT............    Our 1999 Annual Report has been sent to you
                             separately.

PROXY VOTING.............    It is important that your shares be represented
                             and voted at the Meeting. Please vote by MARKING, SIGNING, DATING AND PROMPTLY RETURNING the enclosed proxy card in the postage paid envelope.

                             You may revoke any proxy at any time prior to its exercise at the Annual Meeting.

                                          /s/ Greg A. Gadel
                                          SECRETARY

   Approximate Date of Mailing of
   Proxy Material: April 3, 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
GENERAL INFORMATION ABOUT THE MEETING AND VOTING..........................   1
  What is the purpose of the Annual Meeting?..............................   1
  Who may vote?...........................................................   1
  Who may attend the Annual Meeting?......................................   1
  What constitutes a quorum?..............................................   1
  How may I vote?.........................................................   1
  May I vote confidentially?..............................................   2
  May I change my vote?...................................................   2
  How does the board recommend I vote?....................................   2
  How many votes are required to approve each item?.......................   2
  What if other matters are presented for determination at the Annual
   Meeting?...............................................................   2
  Who pays the expenses incurred in connection with the solicitation of
   proxies?...............................................................   3
  How do I get additional copies of the Annual Report?....................   3
ITEM ONE--ELECTION OF DIRECTORS...........................................   4
  Director Nominees.......................................................   4
  General Information About the Board of Directors........................   4
  Director Compensation...................................................   5
  Certain Transactions....................................................   5
  Board Meetings During Fiscal 1999.......................................   5
  Board Committees........................................................   6
  Stock Ownership of Directors, Officers and Principal Shareholders.......   7
  Executive Compensation..................................................   9
    Summary Compensation Table............................................   9
    Stock Option Grants Table.............................................   9
    Fiscal Year-End Option Value Table....................................   9
    Employment Agreements.................................................  10
  Report of Compensation Committee on Executive Compensation..............  11
ITEM TWO--APPROVAL OF AMENDMENTS TO OUR 1996 STOCK INCENTIVE PLAN.........  13
ITEM THREE--APPOINTMENT OF INDEPENDENT AUDITORS...........................  16
ADDITIONAL INFORMATION....................................................  17
  Comparison of Total Shareholder Return..................................  17
  Section 16(a) Beneficial Ownership Reporting Compliance.................  18
  Shareholder Proposals...................................................  18

                                  BUCA, INC.
                        1300 Nicollet Mall, Suite 5003
                         Minneapolis, Minnesota 55403

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                                April 28, 2000

                               ----------------

   The board of directors of BUCA, Inc. (the "company," "we" or "us") solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at the Hyatt Hotel, 1300 Nicollet Mall, Minneapolis, Minnesota, on Friday, April 28, 2000, at 10:00 a.m., Central Daylight Time, and for any adjournment of the meeting.

               GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

   At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting, including the election of two directors, approval of amendments to the 1996 Incentive Plan and appointment of our independent auditors. In addition, our management will report on the performance of the company during fiscal 1999 and respond to questions from shareholders.

Who may vote?

   Only shareholders of record of our common stock at the close of business on the record date, March 15, 2000, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the record date, at the meeting, or any postponement or adjournment of the meeting. As of the record date for the Annual Meeting, each share of common stock had one vote on each matter to be voted upon.

Who may attend the Annual Meeting?

   All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting is on a first-come, first-served basis and seating begins at approximately 9:30 a.m. Cameras and recording devices are not permitted at the meeting.

   Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will need to bring a copy of a statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

   The presence at the meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 10,873,667 shares of our common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

How may I vote?

   You may vote by completing and properly signing the enclosed proxy card and returning it to us in the envelope provided. If you attend the meeting, you may deliver your completed proxy card in person.

May I vote confidentially?

   Yes. Our policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy card or ballot.

   If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (1) to meet applicable legal requirements, (2) to allow the independent election inspectors to count and certify the results of the vote or (3) where there is a proxy solicitation in opposition to the board of directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission. The independent election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

   Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How does the board recommend I vote?

   Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

  FOR election of the director nominees (see pages 4-12),

  FOR approval of amendments to our 1996 Stock Incentive Plan (see pages 13-
  16), and

  FOR approval of the appointment of Deloitte & Touche LLP as our independent auditors (see page 16).

   For any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each item?

   The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote and present in person or by proxy at the Annual Meeting will be required for approval of each proposal presented in this proxy statement. A properly executed proxy marked "ABSTAIN" with respect to any matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote. A shareholder (including a broker) who does not give authority to a proxy to vote, or who withholds authority to vote, on a proposal will not be considered present and entitled to vote on the proposal.

What if other matters are presented for determination at the Annual Meeting?

   As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to in this Proxy Statement. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

   Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally, by telephone, fax or special letter.

How do I get additional copies of the Annual Report?

   Our Annual Report for the fiscal year ended December 26, 1999, including financial statements, has been sent to you separately. For additional copies, please contact Greg A. Gadel, our Chief Financial Officer, at (612) 288-2382 or mail your request to Mr. Gadel at our address listed above.

                        ITEM ONE--ELECTION OF DIRECTORS

Director Nominees

   Proxies solicited by the board of directors will, unless otherwise directed, be voted for the election of two nominees to serve as Class I directors for three-year terms expiring in 2003 or until their successors are elected. The two nominees are David Yarnell and Don W. Hays. Both of the nominees are currently directors.

   The board of directors has no reason to believe that either of the nominees is not available or will not serve if elected. If for any reason either nominee becomes unavailable for election, the board of directors may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy.

General Information About the Board of Directors

   Our board of directors consists of seven members. In accordance with our Articles of Incorporation, the board is divided into three classes with staggered three-year terms. One class consists of Mr. Yarnell and Mr. Hays, whose terms expire at the annual shareholders' meeting in 2000. A second class consists of Mr. Mihajlov and Mr. Zepf, whose terms expire at the annual shareholders' meeting in 2001. A third class consists of Mr. Micatrotto, Mr. Roberts and Mr. Whaley, whose terms expire at the annual shareholders' meeting in 2002. At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve for a full term of three years. This classification of the board may delay or prevent changes in our control or in our management. Pursuant to the terms of Mr. Micatrotto's employment agreement, the board is required to use its best efforts to cause Mr. Micatrotto to continue to be elected to the board as long as he is our Chief Executive Officer.

   Following is information regarding the nominees and directors, including information furnished by them as to their principal occupations. All of the present directors were elected to the board of directors by our shareholders. See page 7 for a table showing the number of shares of our common stock beneficially owned by each director as of March 20, 2000.

   Joseph P. Micatrotto, 48, joined BUCA in 1996 as our President and Chief Executive Officer, and as a director and in July 1999 became Chairman of the Board. Mr. Micatrotto's twenty-six year career in restaurant management includes being CEO of Panda Management Company, Inc. where he led the company's expansion and president and CEO of Chi-Chi's Mexican Restaurant, Inc., where he was instrumental in its national growth. Mr. Micatrotto is active on various boards and industry groups. He currently serves on the board of directors of the National Restaurant Association and the American Beverage Institute.

   Philip A. Roberts, 60, co-founded BUCA in 1993. He has been a director since 1993 and served as Chairman of our board of directors until July 1999. Mr. Roberts is also a principal of Parasole Restaurant Holdings, Inc., which he co-founded in 1986. Mr. Roberts has been involved in the restaurant industry since 1977, when he co-founded with Mr. Mihajlov the first of several privately-held restaurant companies, which later merged to form Parasole.

   Peter J. Mihajlov, 60, co-founded BUCA in 1993 and has served as a director since 1993. Mr. Mihajlov is also a principal of Parasole, which he co-founded in 1986. Mr. Mihajlov has been in the restaurant industry since 1977, when he and Mr. Roberts co-founded the first of several privately-held restaurant companies, which later merged to form Parasole. Prior to that, Mr. Mihajlov served in a variety of marketing and business management positions within The Pillsbury Company over the course of seventeen years.

   Don W. Hays, 57, co-founded BUCA in 1993 and has served as a director since 1993. Mr. Hays is also a principal of Parasole, which he co-founded in 1986. Prior to that, Mr. Hays founded Hospitality Management Group, Inc. in 1977, which later merged to form Parasole. Mr. Hays has been involved in the restaurant industry since 1964, when he joined Dayton's Restaurant Division, of which he later became Director of Operations.

   John P. Whaley, 46, has served as a director of BUCA since 1996. He is a partner of Norwest Equity Partners and Norwest Venture Partners, and has been a partner or officer of these and affiliated private equity investment funds since 1977. He is also a director of several privately held companies.

   David Yarnell, 44, has served as a director of BUCA since 1996. He has been a Vice President of Consumer Venture Partners since June 1993. He has been a General Partner of Brand Equity Ventures since April 1997. Mr. Yarnell also serves on the board of directors of Cyberian Outpost, a publicly held company.

   Paul Zepf, 35, has served as a director of BUCA since 1998. He has been a Managing Director of Centre Partners Management L.L.C., which manages Centre Capital Investors II, L.P. and related private equity investment funds, since 1995. He is also a Managing Director of Corporate Advisors, L.P., which he joined in 1989. He is a director of Firearms Training Systems, Inc., and Nationwide Credit, Inc.

Director Compensation

   Our directors are reimbursed for certain reasonable expenses incurred in attending board meetings. Directors who are also our employees receive no remuneration for services as members of the board of directors or any board committee. Directors who are not employed by us have received certain grants of stock options.

Certain Transactions

   Agreements with Parasole. We had an Amended and Restated Management Agreement dated January 1, 1997, as amended, with Parasole which expired at the end of 1999. Philip Roberts, Don Hays and Peter Mihajlov are officers, directors and shareholders of Parasole as well as our directors and holders of more than 5% of our common stock. Under the management agreement, Parasole provided development and design support in connection with our new restaurants. In exchange for these services, we paid Parasole a fee of $12,500 for each new restaurant we opened. Prior to the amendment of the management agreement, we agreed to pay Parasole an accounting charge of $1,000 per month for the first 24 months after a new restaurant's opening. While we did not incur new charges under the amended management agreement in fiscal 1999, the 24-month period had not expired for all of our restaurants opened prior to the amendment of the management agreement. The amount paid by us to Parasole under the management agreement in fiscal 1999 was $222,500.

   We have a vendor relationship with Parasole Good Earth Bakery, owned by Parasole, through which the bakery provides various baked goods to our restaurants in the Minneapolis/St. Paul market. The relationship can be terminated at any time at our discretion. The amount paid by us to the bakery in fiscal 1999 was $181,000. We believe the terms of the supply arrangement are at least as favorable as we could obtain from unrelated parties.

   Agreement with Roberts Consulting LLC. In January 2000, we entered into an agreement with Roberts Consulting LLC. Roberts Consulting is controlled by Philip Roberts, our director and holder of more than 5% of our common stock. Under the agreement we pay Roberts Consulting $6,500 for each new restaurant opening in exchange for consulting services and assistance with new restaurant openings.

   Agreement with Steven Roberts. Steven Roberts, son of Philip Roberts, our director and a holder of more than 5% of our common stock, from time to time performs architectural services for us under a letter agreement. The amount paid by us to Mr. Roberts for these services in fiscal 1999 was $260,100. We believe the terms of the letter agreement are at least as favorable as we could obtain from unrelated parties.

Board Meetings During Fiscal 1999

   The board of directors met eight times during fiscal 1999. The Securities and Exchange Commission rules require disclosure of those directors who attended fewer than 75% of the aggregate total of meetings of the board and board committees on which the director served during the last fiscal year. No director attended fewer than 75% of the aggregate total of these meetings.

Board Committees

Executive Committee

   The executive committee of the board, comprised of Messrs. Micatrotto, Roberts and Yarnell, provides advice and counsel to the Chief Executive Officer regarding the day to day operations of the company. While the executive committee may recommend policies and actions for the board's consideration, it does not have the authority to take any action on behalf of the board.

Compensation Committee

   The compensation committee of the board, comprised of Messrs. Roberts, Hays, Whaley and Zepf, is responsible for reviewing and establishing the compensation structure for our officers and directors, including salaries, participation in incentive compensation and benefit plans, stock option plans and other forms of compensation, and is responsible for administering our 1996 Stock Incentive Plan, the Stock Option Plan for Non-employee Directors and our Employee Stock Purchase Plan.

Audit Committee

   The audit committee of the board, comprised of Messrs. Mihajlov, Whaley and Yarnell, is responsible for recommending to the board our independent auditors, analyzing the reports and recommendations of the auditors and reviewing internal audit procedures and controls.

Stock Ownership of Directors, Officers and Principal Shareholders

   The following table sets forth information regarding the beneficial ownership of our common stock as of March 20, 2000 by:

  . each shareholder known by us to beneficially own more than five percent of our common stock,

  .  each of our directors and director nominees,

  .  the executive officers named in the Summary Compensation Table on page
     9, and

  .  all of our directors and executive officers as a group.

   Except as otherwise noted below, each of the shareholders identified in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by the person.

                                                                    Shares
                                                                 Beneficially
                                                                  Owned(/1/)
                                                               -----------------
Name of Beneficial Owner                                        Number   Percent
------------------------                                       --------- -------
Norwest Equity Partners V, L.P.(/2/).......................... 1,423,897  13.1
Centre Capital Investors II, L.P.(/3/)........................ 1,446,567  13.3
Arbor Capital Management, LLC(/4/)............................   712,800   6.6
Lord, Abbett & Co.(/5/).......................................   702,730   6.5
Philip A. Roberts(/6/)........................................ 1,039,079   9.5
Don W. Hays(/7/)..............................................   965,104   8.9
Peter J. Mihajlov(/8/)........................................   952,570   8.8
John P. Whaley(/9/)........................................... 1,423,897  13.1
David Yarnell(/10/)...........................................   439,565   4.0
Paul Zepf(/11/)............................................... 1,446,567  13.3
Joseph P. Micatrotto(/12/)....................................   288,743   2.6
Greg A. Gadel(/13/)...........................................   122,841   1.1
Leonard A. Ghilani(/14/)......................................     5,333   --
All directors and executive officers as a group
 (9 persons).................................................. 5,489,375  49.2

--------

(/1/)Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes shares of common stock issuable pursuant to the exercise of stock options that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 10,873,667 shares of common stock outstanding.

(/2/)Includes options for the purchase of 10,665 shares of common stock exercisable within 60 days granted to John P. Whaley. The address for Norwest is 222 South Ninth Street, Minneapolis, Minnesota 55402.

(/3/)Includes (1) 672,298 shares owned by State Board of Administration of
     Florida; (2) 144,066 shares owned by Centre Capital Tax-Exempt Investors II, L.P.; (3) 96,330 shares owned by Centre Capital Offshore Investors II, L.P.; (4) 75,048 shares owned by Centre Partners Coinvestment, L.P.;
     (5) 6,783 shares owned by Centre Parallel Management Partners, L.P.; and
     (6) options for the purchase of 9,333 shares of common stock exercisable within 60 days granted to Paul Zepf. The address for Centre is 30 Rockefeller Plaza, New York, New York 10020.

(/4/)Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2000. The address for Arbor is One Financial Plaza, 120 South Sixth Street, Suite 1000, Minneapolis, Minnesota 55402.

(/5/)Based on a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2000. The address for Lord, Abbett is 90 Hudson Street, Jersey City, New Jersey 07302.

(/6/)Includes (1) 93,333 shares owned by the Roberts Family Limited
     Partnership II; (2) 111,666 shares owned by Mr. Roberts' wife; (3) options for the purchase of 8,000 shares of common stock exercisable within 60 days granted to Mr. Roberts; (4) options for the purchase of 216 shares of common stock exercisable within 60 days granted to Mr. Robert's wife; (5) 499,936 shares of common stock held by the Parasole ESOT, of which Mr. Roberts is a co-trustee; and (6) 97,226 shares of common stock held by the BUCA Employee Stock Ownership Plan, of which Mr. Roberts is a co-trustee. The address for Mr. Roberts is 1300 Nicollet Mall, Minneapolis, Minnesota 55403.

(/7/)Includes (1) 133,333 shares owned by the Hays Family Limited Partnership;
     (2) 100,133 shares owned by the Linda Hays Revocable Trust; (3) options for the purchase of 8,000 shares of common stock exercisable within 60 days granted to Mr. Hays; and (4) 499,936 shares of common stock held by the Parasole ESOT, of which Mr. Hays is a co-trustee. The address for Mr. Hays is 2908 Hennepin Avenue South, Minneapolis, Minnesota 55408.

(/8/)Includes (1) 166,666 shares owned by the Mihajlov Family Limited
     Partnership; (2) 106,666 shares owned by Mr. Mihajlov's wife; (3) options for the purchase of 8,000 shares of common stock exercisable within 60 days granted to Mr. Mihajlov; (4) 499,936 shares of common stock held by the Parasole ESOT, of which Mr. Mihajlov is a co-trustee; and (5) 2,000 shares owned by Mr. Mihajlov's children. The address for Mr. Mihajlov is 2908 Hennepin Avenue South, Minneapolis, Minnesota 55408.

(/9/)Consists of options for the purchase of 10,665 shares of common stock exercisable within 60 days granted to Mr. Whaley and 1,413,232 shares of common stock beneficially owned by Norwest Equity Partners V, L.P. Mr. Whaley disclaims beneficial ownership of the 1,413,232 shares of common stock owned by Norwest Equity Partners V, L.P. The address for Mr. Whaley is 222 South Ninth Street, Minneapolis, Minnesota 55402.

(/10/)Consists of (1) options for the purchase of 9,999 shares of common stock exercisable within 60 days granted to Mr. Yarnell; and (2) 429,566 shares of common stock beneficially owned by Consumer Venture Partners II, L.P.

(/11/)Consists of (1) options to purchase 9,333 shares of common stock exercisable within 60 days granted to Mr. Zepf; and (2) 1,437,234 shares of common stock beneficially owned by Centre Capital Investors II, L.P. The address for Mr. Zepf is 30 Rockefeller Plaza, New York, New York 10020.

(/12/)Consists of (1) options for the purchase of 191,517 shares of common stock exercisable within 60 days granted to Mr. Micatrotto; and (2) 97,226 shares of common stock held by the BUCA Employee Stock Ownership Plan, of which Mr. Micatrotto is a co-trustee.

(/13/)Includes (1) options for the purchase of 24,665 shares of common stock exercisable within 60 days granted to Mr. Gadel; and (2) 97,226 shares of common stock held by the BUCA Employee Stock Ownership Plan, of which Mr. Gadel is a co-trustee.

(/14/)Consists of options to purchase 5,333 shares of common stock exercisable within 60 days granted to Mr. Ghilani.

Executive Compensation

   Summary Compensation Table. The following table contains information concerning compensation for fiscal 1999 earned by our Chairman, President and Chief Executive Officer, our Chief Financial Officer and our Chief Operations Officer.

                    Fiscal 1999 Summary Compensation Table

                                                                   Long-Term
                                                                  Compensation
                                         Annual Compensation         Awards
                                     ---------------------------- ------------
                                                     Other Annual  Securities
              Name and               Salary   Bonus  Compensation  Underlying
         Principal Position            ($)     ($)       ($)      Options (#)
         ------------------          ------- ------- ------------ ------------
Joseph P. Micatrotto................ 309,615 100,000     --         126,666
 Chairman, President and Chief
  Executive Officer
Greg A. Gadel....................... 143,544  70,000     --          20,000
 Chief Financial Officer
Leonard A. Ghilani.................. 137,461  75,800     --          20,000
 Chief Operations Officer

   Stock Option Grants Table. The following table sets forth certain information concerning all stock options granted during fiscal 1999 to the named executive officers. We did not grant any stock appreciation rights or restricted stock awards during fiscal 1999.

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                        Annual Rates of Stock
                                                                                       Price Appreciation For
                                                                Option Term               Option Term(/2/)
                                                      -------------------------------- -----------------------
                         Number of       Percent of
                           Shares       Total Options
                         Underlying      Granted to    Exercise or
                          Options       Employees in    Base Price      Expiration
          Name            Granted           1999      ($/Share)(/1/)       Date          5% ($)     10% ($)
          ----           ----------     ------------- -------------- ----------------- ---------- ------------
Joseph P. Micatrotto....  126,666(/3/)      24.61         11.25      February 15, 2009    406,147    1,049,791
Greg A. Gadel...........   20,000(/4/)       3.89         10.69      December 16, 2009     64,129      235,389
Leonard A. Ghilani......   20,000(/4/)       3.89         10.69      December 16, 2009     64,129      235,389

                        Fiscal 1999 Stock Option Grants

---------------

(/1/)The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date, or in a combination of cash and shares.

(/2/)The hypothetical potential appreciation shown in these columns reflects the required calculations at annual assumed appreciation rates of 5% and 10%, as set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the common stock.

(/3/)Options to purchase 6,666 shares vested or vest on each of December 31, 1999, 2000 and 2001, and 53,334 shares vest on each of December 31, 2002 and 2003.

(/4/)The grant vests 20% per year beginning one year from the date of grant.

   No stock options were exercised by the named executive officers during fiscal 1999. See "Employment Agreements" for a discussion of Mr. Micatrotto's employment agreement.

   Fiscal Year-End Option Value Table. The following table sets forth certain information concerning unexercised stock options held by the named executive officers as of fiscal 1999 year-end.

               Aggregate 1999 Fiscal Year-End Option Value Table

                                 Number of Shares              Value of
                              Underlying Unexercised         In-the-Money
                                    Options at                Options at
                                 December 26, 1999      December 26, 1999(/1/)
                             ------------------------- -------------------------
            Name             Exercisable Unexercisable Exercisable Unexercisable
            ----             ----------- ------------- ----------- -------------
Joseph P. Micatrotto........   184,851      213,330     $873,542     $303,329
Greg A. Gadel...............    17,999       78,662       43,283      135,422
Leonard A. Ghilani..........     5,333       41,332        6,373       25,492

---------------

(/1/)Based on a closing sale price of our common stock of $8.875 per share at December 23, 1999, the last trading day of our 1999 fiscal year.

   Employment Agreements. We entered into an employment agreement with Joseph
P. Micatrotto on July 22, 1996, which was subsequently amended and restated in February 1999. Under the terms of the agreement, Mr. Micatrotto is currently serving as our Chairman, President and Chief Executive Officer for a term expiring on December 31, 2003. The agreement provides that Mr. Micatrotto's annual salary will be $335,000 for the current year, $350,000 for the year ended December 31, 2001 and for the remainder of the term it will be an amount determined by the board of directors, but not less than the prior year's amount. Mr. Micatrotto is eligible to receive a yearly bonus based upon certain performance criteria established by the board. In connection with the amendment of Mr. Micatrotto's employment agreement in February 1999, Mr. Micatrotto received options to purchase 126,666 shares of our common stock at an exercise price of $11.25 per share, 6,666 of which vested or vest on each of December 31, 1999, 2000 and 2001 and 53,334 of which vest on each of December 31, 2002 and 2003. We also have agreed to reimburse Mr. Micatrotto's reasonable and necessary business expenses, including relocation expenses. Mr. Micatrotto is entitled to the following termination benefits:

    . If Mr. Micatrotto is terminated by us for cause or if Mr. Micatrotto terminates his employment, he will receive no additional compensation or termination benefits.

    . If Mr. Micatrotto is terminated because of death or physical or mental disability, he or his estate will be entitled to a termination payment of two years' base salary then in effect, payable in 24 equal monthly installments.

    . If Mr. Micatrotto terminates his employment upon 30 days' prior written notice following a change in control of the company, because his duties are substantially reduced or negatively altered without his prior written consent, or if Mr. Micatrotto's employment is terminated by us without cause following a change in control or within 180 days prior to a change in control and the termination is related to the change in control, he will be entitled to a termination payment of 18 months' base salary then in effect, payable in 18 monthly installments. If Mr. Micatrotto terminates employment as a result of a change in control, but his duties have not been substantially reduced or negatively altered, he will be entitled to a termination payment of 12 months' base salary then in effect, payable in 12 monthly installments.

    . If Mr. Micatrotto is terminated by us without cause and not associated with a change in control, he will be entitled to a termination payment of 18 months' base salary then in effect, payable in 18 monthly installments.

   The agreement also contains fringe benefits, confidentiality and non-competition provisions.

   On April 1, 1997, we entered into a letter agreement with Greg A. Gadel under which Mr. Gadel will be entitled one year's base compensation in effect at the time of termination if his employment is terminated as a result of a change in control of BUCA or if he terminates his employment following a change in control if his duties are substantially reduced or negatively altered.

Report of the Compensation Committee on Executive Compensation

   Philip A. Roberts, Don W. Hays, John P. Whaley and Paul Zepf are members of the Compensation Committee (the "Committee") of the Board of Directors. For fiscal year ended 1999, all decisions concerning executive compensation were made by the Committee. The Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the company. The Committee reviews and approves the President and Chief Executive Officer's recommendations regarding the performance and compensation levels for executive officers, other than himself.

Overview

   The goals of the company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the company's success, to align executive officer compensation with the company's performance and to motivate executive officers to achieve the company's business objectives. The company uses salary, bonus compensation and option grants to attain these goals. The Committee reviews compensation surveys and other data to enable the Committee to compare the company's compensation package with that of similarly-sized restaurant companies.

Salary

   Base salaries of executive officers are reviewed annually, and if deemed appropriate, adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized restaurant companies. In determining the salaries of the executive officers, the Committee considered information provided by the company's President and Chief Executive Officer and salary data from industry surveys, and may from time to time consider salary surveys and similar data prepared by an executive recruitment consulting firm.

   The President and Chief Executive Officer is responsible for evaluating the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Committee. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial performance of the company in considering salary adjustments.

Bonus Compensation

   Cash bonuses for each executive officer are determined annually by the Committee. At the beginning of each year, the Committee chooses five of the following six performance targets upon which to base bonus compensation for that year: (i) number of new restaurant openings, (ii) number of operating weeks, (iii) restaurant operating profit, (iv) total sales, (v) general and administrative expenses and (vi) comparable restaurant sales. These are the same targets used in determining the President and Chief Executive Officer's cash bonus. For fiscal 1999, the Committee excluded the general and administrative expenses target from the bonus calculation. Performance against the established goals is determined annually by the Committee and based on such determination, the Committee approves payment of appropriate bonuses.

Stock Options

   The company strongly believes that equity ownership by executive officers provides incentives to build shareholder value and align the interests of executive officers with the shareholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized restaurant companies, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. In fiscal 1999, the President and Chief Executive Officer recommended to the Committee and the Board of Directors, and the Committee and the Board of Directors approved, stock option grants under the 1996 Stock Incentive Plan to the executive officers.

Compensation of Chief Executive Officer

   The company and Mr. Micatrotto, our President and Chief Executive Officer, entered into an employment agreement upon Mr. Micatrotto's hire in 1996. Prior to the company's initial public offering in April 1999, Mr. Micatrotto's employment agreement was amended. See "Executive Compensation--Employment Agreements" for a general discussion of the agreement. As amended, the agreement set Mr. Micatrotto's base compensation for 1999 at $325,000 (prorated from February 15, 1999). In addition, the bonus policy for Mr. Micatrotto under the agreement was revised and is based upon meeting certain company performance targets specified in the agreement. As with the other executive officers, the Committee selected all but general and administrative expenses as the performance targets to be used to determine Mr. Micatrotto's 1999 cash bonus. All performance targets were achieved for 1999 at the maximum level, entitling Mr. Micatrotto to a cash bonus equaling 30% of his base compensation. In connection with the amendment of Mr. Micatrotto's employment agreement in 1999, the Committee also approved the grant of options covering 126,666 shares of common stock under the 1996 Stock Incentive Plan.

Deductibility of Executive Compensation

   Internal Revenue Code Section 162(m) limits the deductibility of compensation over $1 million paid by a company to an executive officer. The Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the company to any of the company's executive officers for at least the current year.

COMPENSATION COMMITTEE
Philip A. Roberts
Don W. Hays
John P. Whaley
Paul Zepf

       ITEM TWO--APPROVAL OF AMENDMENTS TO OUR 1996 STOCK INCENTIVE PLAN

Introduction

   On October 1, 1996, our shareholders approved the 1996 Stock Incentive Plan of BUCA, Inc. and Affiliated Companies. The purpose of the plan is to motivate our key personnel to produce a superior return for our shareholders by facilitating their ownership of our common stock and by rewarding them for achieving a high level of corporate financial performance. The plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability by providing an attractive capital accumulation opportunity. As of March 20, 2000, options to purchase 1,361,442 shares of common stock had been issued under the plan, 130,136 shares had been issued under the plan and 26,416 shares were available for future grants. To enable us to continue to make awards under the plan, our board of directors has approved an amendment to the plan to increase the number of shares reserved for issuance by 300,000, increasing the total number of shares reserved under the plan to 1,800,000, subject to shareholder approval. The board has also approved an amendment to allow shares issued under the plan, but reacquired by the Company, to be available for future awards under the plan. We are asking shareholders to approve both of the amendments to the plan at the Annual Meeting.

   There are currently 1,500,000 shares of our common stock available for awards under the plan. This number of shares under the plan is subject to adjustment for future stock splits, stock dividends, and similar changes in the capitalization of our company. The plan will remain in effect until all stock subject to it has been distributed, until all awards have expired or lapsed, or until October 1, 2006. In addition, our board of directors may terminate the plan at any time, subject to the conditions stated in the plan.

   The plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a "qualified plan" under Section 401(a) of the Internal Revenue Code of 1986.

Plan Administration

   The plan is administered by a committee of members of our board of directors. The committee has the authority, subject to the terms of the plan, to adopt, revise, and waive rules relating to the plan. The committee is also responsible for determining when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms of an award, consistent with the plan.

   Members of the committee are designated by our board of directors and serve on the committee for an indefinite term, at the discretion of the board. The Compensation Committee of our board of directors currently serves as the committee that administers the plan. The committee may delegate its responsibilities under the plan to members of our management, or to others, with respect to the grants of awards to employees who are not deemed to be executive officers of our company under relevant federal securities laws.

Eligibility

   All employees of BUCA, Inc. and its "affiliates," as defined in the plan, are eligible to receive awards under the plan. As of December 26, 1999, we had 2,500 employees. Awards other than incentive stock options may be granted by the committee to individuals or entities that are not our employees, but who provide services to our company or its affiliates as consultants or independent contractors. The selection of those to whom awards under the plan are made is within the sole discretion of the committee.

Types of Awards Under the Plan

   The types of awards that may be granted under the plan include incentive and non-statutory stock options, restricted stock, stock appreciation rights, performance shares, and other stock-based awards. The following is a brief description of the material characteristics of each type of award.

   Incentive and Non-Statutory Stock Options. Both incentive stock options and non-statutory stock options may be granted under the plan. The exercise price of an option is determined by the committee and set forth in an option agreement. The exercise price for non-qualified stock options may be less than, equal to or greater than the fair market value of our common stock on the date the option is granted. Stock options may be granted and exercised at such times as the committee may determine, which is reflected in the exercise schedule set forth in an option agreement. Unless federal tax laws are modified:

  . no incentive stock option may be granted more than 10 years after October 1, 1996, which was the effective date of the plan;

  . an incentive stock option may not be exercised more than 10 years after the date it was granted; and

  . the aggregate fair market value of shares of our common stock underlying incentive stock options held by any participant under the plan, and under any other plan of our company or of our affiliates, that first become exercisable in any calendar year may not exceed $100,000.

   Additional restrictions apply to incentive stock options granted to persons who beneficially own 10% or more of the outstanding shares of our common stock.

   The purchase price for common stock purchased upon the exercise of stock options may be payable in cash, in our common stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased, or a combination of cash and stock, as provided in the option agreement. In addition, the committee may permit recipients of stock options to simultaneously exercise options and sell the common stock purchased upon exercise and to use the sale proceeds to pay the purchase price.

   Restricted Stock and Other Stock-Based Awards. The committee is authorized to grant, either alone or in combination with other types of awards, restricted stock and other stock-based awards. Restricted stock may contain such restrictions, including provisions requiring forfeiture and imposing restrictions on stock transfer, as the committee may determine and set forth in the option agreement.

   The committee may provide that, unless forfeited, a recipient of an award of restricted stock will have all rights of a company shareholder, including voting and dividend rights.

   Stock Appreciation Rights and Performance Awards. The recipient of a stock appreciation right receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the right is exercised, exceeds a price specified by the committee at the time the right is granted, as set forth in the recipient's agreement. The price specified by the committee must be at least 100% of the fair market value of our common stock on the date the right is granted.

   Performance awards entitle the recipient to payment in amounts determined by the committee, and set forth in the recipient's agreement, based upon the achievement of specified performance targets during a specified term.

   Payments for stock appreciation rights and performance awards may be paid in cash, shares of our common stock, or a combination of cash and shares, as determined by the committee.

Acceleration of Awards, Lapse of Restrictions, Forfeiture

   The committee may provide in the applicable agreement for the lapse of restrictions on restricted stock or other awards, accelerated vesting of stock options, stock appreciation rights, and other awards, or acceleration of the term with respect to which the achievement of performance targets for performance awards is determined in the following circumstances:

  .  a change in control of the company;

  .  other fundamental changes in the corporate structure of the company;

  .  death, disability, or qualified retirement; or

  .  such other events as the committee may determine.

Adjustments, Modifications, Termination

   The plan gives the committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the exercise price of outstanding stock options, and performance targets for, and payments under, outstanding performance awards upon mergers, recapitalizations, stock dividends, stock splits, or similar changes affecting us. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such other events as may be specified by the committee.

   The plan also gives our board of directors the right to terminate, suspend, or modify the plan. Amendments to the plan are subject to shareholder approval, however, if needed to comply with Rule 16b-3 under the Securities Exchange Act or federal tax laws relating to incentive stock options.

   Under the plan, the committee may generally cancel outstanding stock options and stock appreciation rights in exchange for cash payments to the recipients upon dissolutions, liquidations, mergers, statutory share exchanges, or similar events involving us.

Federal Tax Considerations

   Incentive Stock Options. Option recipients do not realize taxable income, and we are not entitled to any related deduction, when they are granted an incentive stock option. The Internal Revenue Code requires that they satisfy the following employment and holding period requirements to obtain the tax benefits given to incentive stock options:

  . unless they die or become disabled, they must remain employed by us or a subsidiary during the entire period starting on the date the option was granted and ending three months before the date the option was exercised.

  . unless they die, they must hold the shares they receive upon exercise of the option for the longer of (1) two years from the date the option was granted, or (2) one year from the date the option was exercised.

   If the recipient satisfies the statutory employment and holding period conditions, then they will not realize taxable income upon the exercise of the option, and we will not be entitled to any related deduction. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss they realize will be a capital gain or loss, and we will not be entitled to any related deduction.

   Except in connection with the recipient's death, if a recipient exercises an incentive stock option and then disposes of the shares before the expiration of the statutory holding periods (a "disqualifying disposition"), he or she will realize ordinary income in the year of disposition equal to the lesser of (1) the total gain realized on disposition, or (2) the difference between the exercise price and the fair market value of the shares on the date of exercise. We will be entitled to a deduction at the same time and in the same amount as the recipient realizes ordinary income. Any gain they realize on the disposition in excess of the amount treated as ordinary income, or any loss they realize on the disposition, will be capital gain or loss.

   If recipients pay the exercise price with shares of stock that the recipient originally acquired upon the exercise of an incentive stock option and the statutory holding periods for those shares have not been met, they will be treated as having made a disqualifying disposition of those shares. The tax consequences of such a disqualifying disposition will be as described above.

   The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

   Non-Statutory Stock Options. Recipients will realize no taxable income, and we will not be entitled to any related deduction, when we grant recipients a non-statutory stock option. When they exercise a non-statutory stock option, they will realize ordinary income, and we will be entitled to a related deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss they realize will be taxed as a capital gain or loss.

   Restricted Stock. Unless recipients file an election to be taxed under
Section 83(b) of the Internal Revenue Code, the following federal tax consequences will apply:

  .  they will not realize income upon the grant of the restricted stock;

  . they will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions on their stock have been removed or have expired; and

  . the amount of their ordinary income and our deduction will be the fair market value of the stock on the date the restrictions are removed or expire.

   If recipients elect to be taxed under Section 83(b), then the tax consequences to them and us will be determined as of the date of the grant of the restricted stock, rather than as of the date of the removal or expiration of the restrictions.

   When they dispose of restricted stock, the difference between the amount they receive upon disposition and the fair market value of the shares on the date they realized ordinary income will be taxed as a capital gain or loss.

   Stock Appreciation Rights and Performance Awards. Generally, recipients will not realize income upon the award of a stock appreciation right or performance shares. They will realize ordinary income, and we will be entitled to a corresponding deduction, when cash, shares of common stock, or a combination of both cash and shares are delivered to them upon exercise of a stock appreciation right or in payment of the performance shares award. The amount of ordinary income and deduction will be the amount of cash, plus the fair market value of the shares on the date they receive them. Upon a disposition of shares received upon exercise of a stock appreciation right, or in payment of a performance award, any additional gain or loss they realize will be taxed as capital gain or loss.

Registration with the SEC

   Following approval of the increase in the number of shares available under the plan, we intend to amend our registration statement covering the plan to include the additional shares.

   OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE TO APPROVE THE AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN OF BUCA, INC. AND AFFILIATED COMPANIES.

                ITEM THREE--APPOINTMENT OF INDEPENDENT AUDITORS

   Proxies solicited by the board of directors will, unless otherwise directed, be voted to approve the appointment by the board of directors of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2000. We have employed Deloitte & Touche LLP in this capacity since 1997.

   A representative from Deloitte & Touche LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

   OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                            ADDITIONAL INFORMATION

Comparison of Total Shareholder Return

   The graph below compares the cumulative total shareholder return(/1/), assuming the reinvestment of all dividends on our common stock for the period beginning April 20, 1999(/2/), and ending on December 26, 1999.

                                 [LINE GRAPH]

                                                   April 20, December 26,
                                                     1999        1999
                                                   --------- ------------
     Standard & Poor's 500 Stock Index               $100      $113.10
     Standard & Poor's Small Cap Restaurant Index    $100       $85.57
     BUCA, Inc.                                      $100       $73.96

(/1/)Assumes that $100 was invested on April 20, 1999, in our common stock at the initial public offering price of $12 and at the closing sales price for each index, and that all dividends were reinvested. We have not declared dividends on our common stock. You should not consider shareholder returns over the indicated period to be indicative of future shareholder returns.

(/2/)The effective date of our initial public offering was April 20, 1999. For purposes of this presentation, we have assumed that our initial public offering price of $12 would have been the closing sales price on April 19, 1999, the day prior to commencement of trading.

Section 16(a) Beneficial Ownership Reporting Compliance

   The SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of the our common stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended December 26, 1999, all Section 16(a) filing requirements were met except as follows:

   Greg A. Gadel, our chief financial officer, and Joseph P. Micatrotto, our president, chief executive officer and chairman of the board, each inadvertently failed to report beneficial ownership of certain shares on their initial Form 3s filed with the SEC. Peter J. Mihajlov, one of our directors, inadvertently reported beneficial ownership of certain shares he did not beneficially own on his initial Form 3 filed with the SEC. Each of the Form 3s were subsequently amended to correct the errors.

Shareholder Proposals

   Shareholder proposals for consideration at our 2001 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our By-laws. To be timely under Rule 14a-8, they must be received by our Secretary by December 3, 2000, in order to be included in the Proxy Statement. Under our By-laws, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders, that shareholder is required to give notice of the proposal to our Secretary at least 90 days prior to the anniversary of the most recent annual meeting and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

                            [LOGO OF BUCA DI BEPPO]





                               Please detach here
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

         The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.


1. Election of Directors:  01 Don W. Hays                             [ ]  Vote FOR          [ ] Vote WITHHELD
                           02 David Yarnell                                all nominees          from all nominees
                                                                           (except as marked)
(Instructions: To withhold authority to vote for any indicated
nominee, write the number(s) of the nominee(s) in the box             --------------------------------------------
provided to the right.)
                                                                      --------------------------------------------
2. Approve amendments to our 1996 Stock Incentive Plan as
   specified in our proxy statement.                                      [ ]  For   [ ]  Against   [ ]  Abstain

3. Ratification of the appointment of Deloitte & Touche LLP as
   independent auditors for the 2000 fiscal year.                         [ ]  For   [ ]  Against   [ ]  Abstain

Address Change? Mark Box   [ ]  Indicate changes below:               Dated:____________________________, 2000

                                                                      --------------------------------------------



                                                                      --------------------------------------------
                                                                      Signature(s) in Box
                                                                      Please sign exactly as your name(s) appear
                                                                      on proxy. Jointly owned shares will be voted
                                                                      as directed if one owner signs unless
                                                                      another owner instructs to the contrary, in
                                                                      which case the shares will not be voted.
                                                                      Trustees, administrators, etc., should
                                                                      include title and authority. Corporations
                                                                      should provide full name of corporation and
                                                                      title of authorized officer signing the
                                                                      proxy.

                                   BUCA, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                             Friday, April 28, 2000
                    10:00 a.m., Central Daylight Savings Time

                                   Hyatt Hotel
                               1300 Nicollet Mall
                             Minneapolis, Minnesota




- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Buca, Inc.
1300 Nicollet Mall, Minneapolis, Minnesota 55403                           Proxy
--------------------------------------------------------------------------------


     This proxy is solicited by the Board of Directors for use at the Annual
         Meeting of Shareholders to be held on April 28, 2000 and at any adjournment thereof.

By signing this proxy, you revoke all prior proxies and appoint Joseph P. Micatrotto and Greg A. Gadel, and each of them, as Proxies, each with full power of substitution, to vote, as designated on the reverse side and below, at the Annual Meeting of Shareholders to be held on April 28, 2000, and at any adjournment thereof, all shares of Common Stock of Buca, Inc. registered in your name at the close of business on March 15, 2000.

This proxy when properly executed will be voted as specified on the reverse side, but, if no direction is given, this proxy will be voted FOR Items 1, 2 and
3. Notwithstanding the foregoing, if this proxy is to be voted for any nominee named on the reverse side and such nominee is unwilling or unable to serve, this proxy will be voted for a substitute in the discretion of the Proxies. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.


                      See reverse for voting instructions.